UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2014

MANTRA VENTURE GROUP LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-53461	26-0592672
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

#562 – 800 15355 24th Avenue, Surrey, British Columbia,	V4A 2H9
Canada
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(604) 560-1503

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01          Other Events

On March 5, 2014, Mantra Venture Group Ltd. (the “Company”), issued a news release with respect to anticipated rapid growth of its subsidiary, Mantra Energy Alternatives Ltd. (“Mantra Energy”), announcing that Mantra Energy has closed a highly productive 2013 that saw important steps taken towards the commercialization of Electro-Reduction of Carbon Dioxide and the Mixed-Reactant Fuel Cell.

On March 7, 2014, the Company issued a news release announcing the addition of a new management team member to the Company’s subsidiary Mantra Energy. Randy Gue (P.Eng.), an experienced engineer formerly of Lafarge Canada, will join the team as Industry Specialist. Patrick Dodd, Mantra Energy’s former Chief Technology Officer, will step into the role of VP, Corporate Development.

On March 12, 2014, the Company issued a news release announcing that it has entered into an agreement with Small Cap Invest Ltd., a Frankfurt-based financial service company. Serving as a contractor, Small Cap Invest will develop investor and public relations across Europe, and use an impressive breadth of experience to ultimately facilitate the penetration and development of Mantra’s technologies in European markets.

Item 9.01         Financial Statements and Exhibits

99.1	News Release dated March 5, 2014

99.2	News Release dated March 7, 2014

99.3	News Release dated March 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANTRA VENTURE GROUP LTD.

/s/ Larry Kristof
Larry Kristof
President, Chief Executive Officer, Chief Financial
Officer, Secretary, Treasurer and Director

Date March 20, 2014